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                                                                     EXHIBIT 5.1


                                  May 23, 2003




The Shaw Group Inc.
4171 Essen Lane
Baton Rouge, Louisiana  70809

         Re: Registration Statement on Form S-8 to Register Additional Shares for Issuance Under the 2001 Employee Incentive Compensation Plan

Ladies and Gentlemen:

         We have acted as counsel to The Shaw Group Inc., a Louisiana corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission covering 1,500,000 additional shares of the Company's no par value common stock (the "Common Stock") issued or to be issued under the Company's 2001 Employee Incentive Compensation Plan, as amended (the "2001 Plan").

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the 2001 Plan, the Company's restated articles of incorporation (as amended), its amended and restated by-laws, resolutions of its Board of Directors, or committees of the Board of Directors, and such other documents and corporate records as we have deemed necessary as the basis for the opinions expressed herein. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deemed applicable or relevant hereto, it is our opinion that:

                  The 1,500,000 shares of the Company's Common Stock covered by the Registration Statement have been duly authorized and, when duly issued in accordance with the terms of the 2001 Plan, as applicable, and delivered as provided therein, will be legally issued, fully paid, and non-assessable.

We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency.


                                         Very truly yours,


                                         /s/ KANTROW, SPAHT, WEAVER & BLITZER
                                         ------------------------------------
                                         KANTROW, SPAHT, WEAVER & BLITZER
                                         (A PROFESSIONAL LAW CORPORATION)